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                                                               EXHIBIT 23(b)

                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Banyan Strategic Land Fund II 1994 Executive and Director Stock Option Plan of our report dated March 20, 1995 with respect to the consolidated financial statements of Banyan Strategic Land Fund II included in its Annual Report (Form 10-KSB) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




                                                /s/ Ernst & Young LLP
                                                    ERNST & YOUNG LLP

Chicago, Illinois
August 15, 1995